EXPLANATION OF RESPONSES
(1)
Upon the conversion of the shares of the Series A-1 Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock described herein, the Insight Funds (defined below) collectively hold 42,032,260 shares of Common Stock (collectively, “Shares” and each, a “Share”) of Udemy, Inc. (the “Issuer”). Grace Software Cross Fund Holdings, LLC (“Grace”) holds 1,088,764 Shares, Insight Venture Partners (Cayman) VII, L.P. (“Cayman VII”) holds 11,778,259 Shares, Insight Venture Partners (Delaware) VII, L.P. (“Delaware VII”) holds 1,692,351 Shares, Insight Venture Partners VII (Co-Investors), L.P. (“Co-Investors VII”) holds 619,269 Shares, Insight Venture Partners VII, L.P. (“IVP VII”) holds 26,755,331 Shares and Insight Partners Public Equities Master Fund, L.P. (“IPPE Master Fund”, and together with Grace, Cayman VII, Delaware VII, Co-Investors VII and IVP VII, the “Insight Funds”) holds 98,286 Shares.

(2)
Each share of Series A-1 Convertible Preferred Stock is automatically convertible into Common Stock on a one-to-one basis immediately prior to the completion of the Issuer’s initial public offering of Common Stock, has no expiration date and converted into Common Stock upon the closing of the Issuer’s initial public offering, which occurred on November 2, 2021.

(3)
Each share of Series B Convertible Preferred Stock is automatically convertible into Common Stock on a one-to-one basis immediately prior to the completion of the Issuer’s initial public offering of Common Stock, has no expiration date and converted into Common Stock upon the closing of the Issuer’s initial public offering, which occurred on November 2, 2021.

(4)
Each share of Series C Convertible Preferred Stock is automatically convertible into Common Stock on a one-to-one basis immediately prior to the completion of the Issuer’s initial public offering of Common Stock, has no expiration date and converted into Common Stock upon the closing of the Issuer’s initial public offering, which occurred on November 2, 2021.

(5)
Each share of Series D Convertible Preferred Stock is automatically convertible into Common Stock on a one-to-one basis immediately prior to the completion of the Issuer’s initial public offering of Common Stock, has no expiration date and converted into Common Stock upon the closing of the Issuer’s initial public offering, which occurred on November 2, 2021.

(6)	Held directly by Insight Venture Partners VII, L.P.
(7)	Held directly by Grace Software Cross Fund Holdings, LLC
(8)	Held directly by Insight Partners Public Equities Master Fund, L.P.